    As filed with the Securities and Exchange Commission on October 6, 1999.

                                                         Registration No. ______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20005

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               CVB FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

        California                                 95-3629339
        (State or other jurisdiction               (I.R.S. Employer
        incorporation or organization)             Identification No.)


                     701 North Haven Avenue
                       Ontario, California                91764
            (Address of principal executive offices)    (Zip Code)


                CVB FINANCIAL CORP. 1999 ORANGE NATIONAL BANCORP
                       1997 CONTINUATION STOCK OPTION PLAN

                CVB FINANCIAL CORP. 1999 ORANGE NATIONAL BANCORP
                       1993 CONTINUATION STOCK OPTION PLAN
                              (Full title of plans)

                                  D. Linn Wiley
                      President and Chief Executive Officer
                             701 North Haven Avenue
                            Ontario, California 91764
                     (Name and address of agent for service)

  Telephone number, including area code, of agent for service: (909) 980-4030

                                 WITH A COPY TO:

                             William T. Quicksilver
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064

                                CALCULATION OF REGISTRATION FEE
=============================================================================================================
       Title of                Amount                                                          Amount
    Securities to              to be            Offering price          Aggregate                of
    be registered            registered            Per unit           Offering price      registration fee
-------------------------------------------------------------------------------------------------------------
Common stock,
no par value                   340,500           $6.62-$19.34(2)        $4,676,864(2)           $1,300.17
=============================================================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares as may become available under the Plans as a result of the adjustment provisions thereof.

(2)  Calculated pursuant to Rule 457(h) based on actual option grant prices.

                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents filed by CVB Financial Corp. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

            (a) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the latest prospectus filed by the Registrant as part of an effective registration statement filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act") or (c) under the Exchange Act, which contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

            (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (a) above.

            (c) The description of the class of securities which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

      Any statement made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4:    DESCRIPTION OF SECURITIES
           Not Applicable

ITEM 5:    INTERESTS OF NAMED EXPERTS AND COUNSEL
           Not Applicable

ITEM 6:    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Section 317 of the California General Corporation Las ("Section 317") provides a statutory framework covering indemnification of any officer or director who has been or is threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the Company. Section 317 provides that indemnification against expenses actually and reasonably incurred shall be made to any officer or director who has been successful on the merits with respect to the defense of any proceeding but does not require indemnification in other circumstances. Section 317 provides that a corporation may indemnify any agent of the Company including officers and directors against expenses, judgments, fines, settlements and other amount actually and reasonably incurred in a third party proceedings against such person by reason of that person's service on behalf of the Company, provided the person acted in good faith and in a manner that the person reasonably believed to be in the best interests of the Company.

            Section 317 further provides that the Company may indemnify any agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the Company against expenses actually and reasonably incurred by the agent in connection with the defense or settlement of such action, provided that the person acted in good faith and in a manner the person believed to be in the best interests of the Company and its shareholders. However, in actions brought by or in the right of the Company, indemnification is not available without court approval for amounts paid in settling or otherwise disposing of a pending action or expenses incurred in defending a pending action which is disposed of by settlement or otherwise. Further, with respect to matters for which the agent shall have been adjudged to be liable to the Company, indemnification for expenses is permissible only to the extent the court shall determine that the agent is fairly and reasonably entitled to indemnification. In addition,
Section 317 provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, to the extent additional rights are authorized in the Company's Articles of Incorporation.

            Section 317 permits the advancing of expenses incurred in defending any proceeding against an agent of the Company by reason of that person's service on behalf of the Company upon the giving of an undertaking, or promise, by the indemnified person to repay those sums in the event it is later determined that the person is not entitled to be indemnified. Finally, Section 317 permits the Company to procure insurance on behalf of its directors, officers, and other corporate agents against liability asserted against or incurred by these individuals even if the Company would not otherwise have the power under applicable law to indemnify them for their expenses.

            The Company's Articles of Incorporation and Bylaws, as amended respectively, authorize the Company to indemnify its agents to the fullest extent permitted under California law. The Company has also adopted indemnification agreements in order to implement the Articles of Incorporation and Bylaws.

ITEM 7:     EXEMPTION FROM REGISTRATION CLAIMED
            Not Applicable

ITEM 8:     EXHIBITS

 3.1        Articles of Incorporation of CVB Financial Corp., as amended.(1)

 3.2        Bylaws of CVB Financial Corp. as amended(2)

 5.1        Opinion of Manatt, Phelps & Phillips.

23.1        Consent of Manatt, Phelps & Phillips (see Exhibit 5.1).

23.2        Consent of Deloitte & Touche, LLP.

24.1        Power of Attorney (contained on signature page)

99.1 CVB Financial Corp. 1999 Orange National Bancorp 1997 Continuation Stock Option Plan

99.2 CVB Financial Corp. 1999 Orange National Bancorp 1993 Continuation Stock Option Plan

---------------

(1) Exhibit incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, File No.1-10394.

(2) Exhibit incorporated by reference from Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991, File No.1-10394.

ITEM 9:     UNDERTAKINGS

      The undersigned Registrant hereby undertakes:

      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs 1(a) and 1(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13 or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ontario, State of California on October 4, 1999.



CVB FINANCIAL CORP.



By  /s/ D. Linn Wiley
   --------------------------------
   D. Linn Wiley,
   President
   and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. Linn Wiley and Edward J. Biebrich, Jr. his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature                          Title                           Date
       ---------                          -----                           ----


/s/ D. Linn Wiley              President and Chief Executive         October 4, 1999
---------------------------    Officer (Principal Executive
D. Linn Wiley                  Officer), Director


/s/ Edward J. Biebrich, Jr.    Executive Vice President and          October 4, 1999
---------------------------    Chief Financial Officer
Edward J. Biebrich, Jr.        (Principal Financial Officer,
                               Principal Accounting Officer)


/s/George A. Borba             Chairman of the Board                 October 4, 1999
---------------------------
George A. Borba


/s/ John A. Borba                     Director                       October 4, 1999
---------------------------
John A. Borba


/s/ Ronald O. Kruse                   Director                       October 4, 1999
---------------------------
Ronald O. Kruse

                                      Director
---------------------------
John J. LoPorto


/s/ Charles M. Magistro               Director                       October 4, 1999
---------------------------
Charles M. Magistro


/s/ James C. Seley                    Director                       October 4, 1999
---------------------------
James C. Seley








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